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                                                    EXHIBIT 10.87

           This  Equipment Lease Agreement   (hereinafter  called

"Agreement")  is  made as of the 1st day of  June,  1998  by  and

between   William   Ciralsky  and  Nancy  Ciralsky   (hereinafter

collectively  called  "Lessor") and  Toledo  Pickling  and  Steel

Sales, Inc., an Ohio corporation (hereinafter called "Lessee").

          1.  Prior Leases and Agreements.  It is mutually agreed

between  Lessor  and  Lessee that all prior agreements,  if  any,

concerning the leasing of equipment to Lessee by Lessor shall  be cancelled  and of no effect, and neither Lessor nor Lessee  shall have  any obligations regarding the lease of any equipment except as provided herein.

          2.     Equipment  Leased.    Lessor  hereby  leases  to

Lessee,  and Lessee agrees to hire from Lessor, an Herr-Voss  .50

inch   maximum  Level  Line,  Serial  No.  43315-96  (hereinafter referred  to  as the `Equipment") for the term and consideration,

and  subject  to  the conditions and provisions  hereinafter  set forth.

         3. Term. This Agreement shall be effective as of the 1st

day  of  June, 1998, and shall continue in full force and  effect through  the 31st day of May, 1999, unless earlier terminated  as provided herein.  Thereafter, this Lease shall continue from year to  year  unless  terminated by either party upon written  notice provided  at least thirty (30) days prior to the end of the  then current term

       4. Rent. Lessee shall pay Lessor as rent for the Equipment,

by  the 1st day of each month during the term hereof, the sum  of

Twenty-six Thousand Eight Hundred Dollars ($26,800.00) per month,

commencing  on the 1st day of June, 1998, in advance and  without demand.  Rental payments not made within five (5) days after  the due  date  shall be subject to a late charge of one and  one-half


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percent  (1-1/2%)  of the amount of the payment,  or  such  other lesser sum as mandated by applicable law, for each month or  part thereof for which said payment is delinquent.

          5. Use. Lessee shall use the Equipment in a careful and

proper  manner and shall comply with an conform to all  national,

state,  municipal and other laws, ordinances and  regulations  in any  way  relating to the possession, use or maintenance  of  the

Equipment.

        6. Lessee's Inspection;  Conclusive  Presumptions. Lessee

shall  inspect the Equipment within forty-eight (48) hours  after receipt  thereof  or the signing of this Agreement  whichever  is

later.   Unless  Lessee within said period of time gives  written

notice of Lessor, specifying any defect or other proper objection to  the  Equipment, Lessee agrees that it shall  be  conclusively presumed,  as  between Lessor and Lessee, that Lessee  has  fully

inspected  and  acknowledged  that  the  Equipment  is  in   good

condition  and repair and that Lessee is satisfied with  and  has accepted the Equipment in such good condition and repair.

        7. Lessor's  Inspection. Lessor shall at any an all times

during  business hours have the right to enter into and upon  the premises  where the Equipment may be located for the  purpose  of

inspecting  the  same or observing its use.   Lessee  shall  give

Lessor  immediate  notice  of any attachment  or  other  judicial process  affecting any item of the Equipment and shall,  whenever requested advise Lessor of the exact location of the Equipment.

      8. Alterations. Without the prior written consent of Lessor,

Lessee  shall not make any alterations, additions or improvements to  the  Equipment.  Any alterations, additions  or  improvements which  are  permitted by the Lessor may, at Lessee's  option,  be


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removed  by Lessee upon the expiration or earlier termination  of this  Lease, but only if such removal may be accomplished without damage  to the Equipment and only if they will not result in  the reduction of the value of the Equipment below that which it would

have  had  in  the  event  no  such  alterations,  additions   or

improvements have been made.

       9. Taxes. Lessee shall pay and bear all federal, state and local sales, use, exercise, personal property and other taxes and all  governmental assessments, fees and charges imposed on or  in connection with the Equipment or on the lease, use, ownership  or possession thereof pursuant to this Agreement.  Lessee shall file any  necessary  returns  connected therewith  and  shall  furnish adequate proof of payment or Lessor.  Should it be necessary  for

Lessor  to  pay  any such taxes, assessments,  fees  or  charges,

Lessee  shall  reimburse Lessor therefor  plus  any  charges  for delinquency.

                Lessee shall keep the Equipment free and clear of

all  levies,  liens  and  encumbrances  other  than  those  being contested in good faith which as a result of such contest do  not adversely threaten Lessor's title to the Equipment and shall  pay when  due  all  license  fees,  registration  fees,  assessments,

charges and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting,  sale,

possession or use of the Equipment, excluding, however, all taxes on or measured by Lessor's income.

        10.  Equipment Maintenance. Lessee agrees to maintain the

Equipment  hereby leased at all times in good and safe  operating condition  agreeing to pay all costs incurred in  so  maintaining

the  Equipment.   Lessor and Lessee hereby  agrees  to  cooperate

fully  to  unsure that the maximum permissible amount of  repairs


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and  adjustments to the Equipment are covered by  any  warranties provided by the manufacturer of the Equipment.

          11.    Equipment Operation.    Lessee agrees to pay all

costs  incurred in the operation of the Equipment, including  but not  limited  to, painting and cleaning, and to  pay  all  taxes,

assessments or other charges associated therewith.

          12.       Risk of Loss; Damage: Personal Injury.  Lessee

covenants  that  the Equipment will not be used  or  operated  in violation  of  any  law, rule, regulation,  statue  or  ordinance promulgated by any public body, or in such a manner as would tend to  void any insurance covering the Equipment, and Lessee  hereby agrees to indemnify and hold Lessor harmless from and against any and all fines, forfeitures, seizures or penalties arising out  of or  relating to any of the foregoing.  Lessee hereby assumes  and shall  bear  the entire risk of loss and damage to the  Equipment from  any and every cause whatsoever.  No loss or damage  to  the

Equipment  or  any  part thereof shall impair any  obligation  of

Lessee  under this Lease which shall continue in full  force  and effect.

           In  the event of loss or damage of any kind whatsoever

to  the  Equipment, Lessee shall place the same in  good  repair,

condition  and  working  order, or replace  the  same  with  like equipment  in  good  repair, condition and working  order  unless otherwise agreed by Lessor and Lessee.

           Lessor  further agrees to indemnify and hold  harmless

Lessor  from  and  against  any  and  all  claims,  damages   and

liabilities  for  and/or resulting from any an  all  injuries  to persons, including death, and any damage to property of any third person,  arising out of the operation, maintenance or storage  of the Equipment.


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          13.   Insurance.  Lessee shall insure the Equipment for

theft,  casualty,  property damage and public  liability  in  the amounts  stated on Exhibit A attached hereto.  All such  policies shall list Lessor as loss payee and shall provide for thirty (30)

days prior notice of cancellation or modification to Lessor.

           Lessee  shall pay any deductibles and any amounts  not

covered by insurance payments.

           Lessor,  Lessee, their employees and/or  their  agents

shall  comply  with  all terms and conditions of  said  insurance policies.  All claims are to be reported immediately to both  the

Lessor  and  the insurance company under this provision  and  any other provision of this Agreement.

          14.    Warranties.   LESSOR MAKES NO WARRANTIES, EITHER

EXPRESS  OR  IMPLIED,  AS  TO ANY MATTER  WHATSOEVER,  INCLUDING,

WITHOUT   LIMITATION,  THE  CONDITION  OF  THE   EQUIPMENT,   ITS

MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

          15.  Return of Leases Equipment. Upon the expiration or

earlier  termination  of  this Agreement,  with  respect  to  the

Equipment, Lessee shall return the same to Lessor in good repair,

condition  and  working order, ordinary wear and  tear  resulting from  proper  use  thereof  alone  expected,  by  delivering  the

Equipment to such place as Lessor shall specify within  the  city and  county in which the same was delivered to Lessee or to which

the  same  was  moved with the written consent of  Lessor.   This

paragraph  shall not apply if Lessee has exercised his option  to purchase the Equipment, as described below.

          16.   Operator  of Equipment.   Lessee agrees that only

qualified personnel shall operate the Equipment.


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          17.       Moving of Equipment.    In the event that the

Equipment must be moved within  or from Lessee's premises for any reason, Lessee shall pay all costs associated therewith.

          18.     Payment by Lessor; Reimbursement. Lessee hereby

authorizes  Lessor to take any action or pay any expenses  and/or charges  which  are the responsibility of the Lessee  under  this

Agreement.   In the event Lessor takes any such actions  or  pays

any  such  charges and/or expenses the same shall be  charged  to

Lessee, and Lessee hereby agrees to reimburse Lessor for  all  of its  costs  and expenses associated therewith, within  seven  (7)

days of the date lessor notifies Lessee of the amount due.

        19.       General Provisions.

        (A)  This Agreement is the entire  Agreement  between the

parties  and  nothing herein is to be construed as  conveying  to

Lessee any right, title or interest in or to the Equipment  other than a leasehold interest.

        (B) This Agreement shall be binding upon and inure to the

benefit  of the heirs, executors, administrators, successors  and assign of the parties hereto.

      (C) Lessee shall promptly notify Lessor in writing prior to any  substantial changes in the Lessee's financial responsibility or any change of address.

      (D) Lessor may at any time without consent of Lessee assign this  Agreement  and  Lessee acknowledges  his  consent  to  such assignment by execution hereof.

     20.       Concurrent Remedies.     No right or remedy herein

conferred  upon or reserved by Lessor is exclusive of  any  other right or remedy herein or by law or equity provided or permitted;

but each shall be cumulative of every other right or remedy given


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hereunder or now or hereafter existing at law or in equity or  by statue  or  otherwise, and may be enforced concurrently therewith or from time to time.

          21. Lessor's Expenses. Lessee shall pay Lessor all costs

and  expenses, including reasonable attorneys' fees, incurred  by

Lessor  in exercising any of its rights or remedies hereunder  to enforcing any of the terms, conditions or provisions hereof.

          22.  Quiet Possession.  Lessor covenants that it is the

lawful   owner  of  the  Equipment  leased  hereunder  and   that

conditioned  upon  the Lessee performing the  conditions  hereof,

Lessee  shall  peaceably and quietly hold, possess and  use  such

Equipment during the term of this Lease.

        23. Interpretation of the Agreement. This Agreement shall

be  interpreted under and governed by the laws of  the  State  of

Ohio.   Any  provision  hereof  where  the  application  of   any

provision  to  any  person or circumstances is  held  invalid  or unenforceable, the remainder hereof and the application  of  such provision  to  other persons or circumstances shall remain  valid and enforceable.


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           IN WITNESS WHEREOF, the parties have hereunto executed

this Agreement as of the day and year first above written.

WITTNESS:

                                   LESSOR:

/s/ Darcy MacPherson               By /s/ William Ciralsky
---------------------                 ---------------------
                                      William Ciralsky


/s/ R. W. Keller                      /s/  Nancy Ciralsky
---------------------                 ---------------------

                                    LESSEE:  Toledo Pickling  and
                                             Steel Sales, Inc.

/s/ Darcy MacPherson               By: /s/ William Ciralsky
---------------------                 ---------------------
                                      William Ciralsky, Chairman
/s/ R. W. Keller
---------------------